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                                 EXHIBIT (5)(a)

                               FORM OF APPLICATION

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[LOGO OF TRANSAMERICA LIFE INSURANCE COMPANY]

                             TRANSAMERICA LIBERTY
                             VARIABLE ANNUITY APPLICATION
Mail the application and a check to:Transamerica Life Insurance Company
                                    Attn: Variable Annuity Dept.
Service Office:                     P.O. Box 3183, Cedar Rapids, IA 52406-3183
Overnight Mailing Address:          4333 Edgewood Rd. NE, Cedar Rapids, IA 52499

1. TYPE OF ANNUITY (SOURCE OF FUNDS)

Initial purchase payment $____________________________________________
Non qualified
   [ ] New Money [ ] 1035 Exchange
Qualified
   [ ] New Money [ ] Rollover [ ] Transfer
Qualified Type:
      [ ] IRA [ ] Roth IRA [ ] SEP/IRA [ ] 403(b)
      [ ] Keogh [ ] Roth Conversion [ ] Other ________________________
      IRA/SEP/ROTH IRA
      $ _______________ Contribution for tax year ____________________
      $ _______________ Trustee to Trustee Transfer
      $ _______________ Rollover from
        [ ] IRA [ ] 403(b) [ ] Pension [ ] Other _____________________
      ROTH IRA Rollover
        _______________ Date first established or date of conversion
      $ _______________ Portion previously taxed

2(a). PRIMARY OWNER INFORMATION

If no Annuitant is specified in #3, the Owner will be the Annuitant. If a Trust is named as Owner or Beneficiary, additional paperwork will be required.

First Name: __________________________________________________________

Last Name: ___________________________________________________________

Address: _____________________________________________________________

City, State: _________________________________________________________

Zip: __________-______________ Telephone: ____________________________

Email Address (optional): ____________________________________________

Date of Birth: ________________________ Sex:  [ ] Female  [ ] Male

SSN/TIN: __________________________ Citizenship: [ ] U.S.  [ ] Other

2(b). JOINT OWNER INFORMATION (Optional)

First Name: __________________________________________________________

Last Name: ___________________________________________________________

Address: _____________________________________________________________

City, State: _________________________________________________________

Zip: __________-______________ Telephone: ____________________________

Date of Birth: ________________________ Sex:  [ ] Female  [ ] Male

SSN/TIN: __________________________ Citizenship: [ ] U.S.  [ ] Other

3. ANNUITANT

Complete only if different from Primary Owner.

First Name: __________________________________________________________

Last Name: ___________________________________________________________

Address:______________________________________________________________

City, State: _________________________________________________________

Zip:___________-______________ Telephone: ____________________________

Email Address (optional): ____________________________________________

Date of Birth:_________________________ Sex:   [ ] Female  [ ] Male

SSN: _____________________________ Citizenship: [ ] U.S.  [ ] Other

4. BENEFICIARY(IES) DESIGNATION

Name                              Relationship               [ ] Primary

_______________________________   __________________  _____% [ ] Contingent

Name                              Relationship               [ ] Primary

_______________________________   __________________  _____% [ ] Contingent

Name                              Relationship               [ ] Primary

_______________________________   __________________  _____% [ ] Contingent

Name                              Relationship               [ ] Primary

_______________________________   __________________  _____% [ ] Contingent

Name                              Relationship               [ ] Primary

_______________________________   __________________  _____% [ ] Contingent

5. GUARANTEED DEATH BENEFITS


If no option is specified, the Return of Premium Death Benefit will apply. Your selection cannot be changed after the policy has been issued.

[ ] Annual Step-Up Death Benefit

[ ] Return of Premium Death Benefit

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6. OTHER AVAILABLE RIDERS

If no selection is made, the benefit will not apply.

Additional Death Distribution (earnings enhancement):
[ ] Yes (Available at an additional cost, see prospectus)
[ ] No

Guaranteed Living Benefits:
[ ] 5 for Life

7. TELEPHONE TRANSFER AUTHORIZATION

Please complete this section to authorize you and/or your Registered Representative to make transfer requests via our recorded telephone line or internet. (check one selection only):

If no option is selected, the authorization will default to the Owner.

[ ] Owner(s) only,  or  [ ] Owner(s) and Owner's Registered Representative

8. PORTFOLIO INVESTMENT STRATEGY

[ ] Lump Sum
    I elect to allocate 100% of my contributions according to percentage listed in Section 10 "Lump Sum Allocation Section".

[ ] Dollar Cost Averaging (DCA) Program
    I elect to allocate 100% of my contributions according to percentage listed in Section 11 "DCA Transfer Allocation Section".

[ ] Combined: Lump Sum and DCA Program (must total 100%) I elect to allocate as follows:
    _______________% as a lump-sum contributions according to percentages listed in Section 10 "Lump Sum Allocation Section".
    ______________% in the DCA Account and transferred according to percentages listed in Section 11 "DCA Transfer Allocation Section".

9. DCA TRANSFER STRATEGY

DCA Strategy (There is a $500 minimum transfer amount for the DCA program.) Transfer from: (Select 1 of the following)

[ ]  1. DCA Fixed Account*:
     [ ]6Mo.[ ]12Mo. [ ]18 Mo. [ ]24Mo. [ ] Other________ ____________
                         (Specify period and frequency)

[ ]  2. Money Market Account:
     [ ]6Mo.[ ]12Mo. [ ]18 Mo. [ ]24Mo. [ ] Other________ ____________
                         (Specify period and frequency)

Complete Section 11 for DCA transfer allocation.

 * Washington and Massachusetts residents, DCA cannot exceed twelve months or four quarters.

10. LUMP SUM ALLOCATION

Fixed Accounts:
________.0% 1 Year Fixed Guarantee Period Option
________.0% 3 Year Fixed Guarantee Period Option*
________.0% 5 Year Fixed Guarantee Period Option*

Subaccounts:
________.0% Asset Allocation - Conservative Portfolio - Service Class
________.0% Asset Allocation - Moderate Portfolio - Service Class
________.0% Asset Allocation - Moderate Growth Portfolio - Service Class
________.0% Transamerica Money Market - Service Class
________.0% Dollar Cost Averaging

     100.0% TOTAL

11. DCA TRANSFER ALLOCATION

Transfer To:
________.0% Asset Allocation - Conservative Portfolio - Service Class
________.0% Asset Allocation - Moderate Portfolio - Service Class
________.0% Asset Allocation - Moderate Growth Portfolio - Service Class
________.0% Transamerica Money Market - Service Class
     100.0% TOTAL

* Not available in the following states: CT, MN, PA, VT, VA, WA.

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12. ASSET REBALANCING

I elect to rebalance the variable subaccounts according to my lump sum allocation using the frequency indicated below.

Does not include fixed accounts and not available with DCA.

If you would like to rebalance to a mix other than the indicated Allocation of Purchase Payments, please complete the Optional Programs Form.

[ ] Monthly  [ ] Quarterly    [ ] Semi-Annually   [ ] Annually

13. SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE

[ ] Check here if you want to be sent a copy of "Statement of Additional
    Information."

Will this annuity replace or change any existing annuity or life insurance?
[ ] No    [ ] Yes (If yes, complete the following)

Company:__________________________________________________

Policy No.:_______________________________________________


..    Unless I have notified the Company of a community or marital property interest in this contract, the Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

..    To the best of my knowledge and belief, my statements and answers to the questions on this application are correct and true.

..    I am in receipt of a current prospectus for this variable annuity.

..    This application is subject to acceptance by Transamerica Life Insurance
     Company. If this application is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

..    Florida Residents- Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.


..    Account values when allocated to any of the subaccounts in Sections 10 and
     11 are not guaranteed as to fixed dollar amount.

..    For residents in all states except CT, MN, PA, VT, VA, WA When funds are allocated to the Fixed Accounts in Section 10, policy values may increase or decrease in accordance with an Excess Interest Adjustment prior to the end of the Guaranteed Period.

I HAVE REVIEWED MY EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE APPROPRIATE FOR MY NEEDS.

I have read the disclosure language on page 4 of this application.

Signed at:______________________________________________/______/______
          City                     State                  Date

Owner(s) Signature: X_________________________________________________

Joint Owner(s) Signature: X___________________________________________

Annuitant Signature: (if not Owner) X_________________________________

14. AGENT INFORMATION

Do you have any reason to believe the annuity applied for will replace or change any existing annuity or life insurance?

[ ] No   [ ] Yes


I HAVE REVIEWED THE APPLICANT'S EXISTING ANNUITY COVERAGE AND FIND THIS COVERAGE IS APPROPRIATE FOR HIS/HER NEEDS.

#1: Registered Rep/Licensed Agent

    Print First Name: ____________________________________

    Last Name: ___________________________________________

    Signature: X__________________________________________

    Rep Phone #:__________________________________________

    Email Address (Optional):_____________________________

    SSN/TIN:______________________________________________

    Florida Agent License # (FL only):____________________

#2: Registered Rep/Licensed Agent

    Print First Name: ____________________________________

    Last Name:____________________________________________

    Signature: X__________________________________________

    Rep Phone #:__________________________________________

    Email Address (Optional):_____________________________

    SSN/TIN:______________________________________________

    Florida Agent License # (FL only):____________________

Firm Name:________________________________________________

Firm Address: ____________________________________________

For Registered Representative Use Only - Contact your home office for program information.

[ ] Option A   [ ] Option B   [ ] Option C
(Once selected, program cannot be changed)

REPLACEMENT INFORMATION

               For applicants in Arizona, Colorado, Hawaii, Iowa,
                   Louisiana, Maryland, Mississippi, Montana,
                 New Hampshire, New Mexico, Oregon, or Vermont

Applicant:
Do you have any existing policies or contracts? [ ] No L) Yes (If Yes, you must complete and submit with the application the "Important Notice Replacement of Life Insurance or Annuities.")

Agent:
Did the agent/registered representative present and leave the applicant insurer-approved sales material? [ ] No [ ] Yes

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For Application in AZ

Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for some reason you are not satisfied with the contract, you may return it within twenty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any separate accounts under the policy or contract on the date the returned policy is received by the insurer.

Annuity Commencement
Date:_________________Recommended annuitant age 70 1/2, for qualified.

For Applicants in AR, NM, PA

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects a person to criminal and civil penalties.

For Applicants in CO

It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, and denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to the policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

For Applicants in DC, TN

It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Applicants in KY, OH, OK

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.

For Applicants in LA

Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Applicants in ME

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

For Applicants in NJ

Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in VA

Any person who, with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law. This plan is intended to qualify under the Internal Revenue Code for tax favored status. Language contained in this policy referring to Federal tax statutes or rules is informational and instructional and this language is not subject to approval for delivery. Your qualifying status is the controlling factor as to whether your funds will receive tax favored treatment rather than the insurance contract. Please ask your tax advisor if you have any questions as to whether or not you qualify.

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